Exhibit 99.12

              Avocent Third Quarter Revenue up 14% over Prior Year

     HUNTSVILLE, Ala.--(BUSINESS WIRE)--Oct. 17, 2007--Avocent Corporation (NASDAQ: AVCT) today reported an increase in net sales for the third quarter ended September 28, 2007. Net sales rose 14.3% to $162.7 million compared with $142.3 million in the third quarter of 2006.

     "Our third quarter sales benefited from double-digit growth across all major geographic markets compared with last year," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "Increased demand from our reseller/distribution channels was strong and we benefited from a full quarter of revenue contribution from LANDesk. Branded sales rose 27% to $110.3 million in the third quarter compared with the third quarter of 2006. This also marks the second consecutive quarter that LANDesk set a new revenue record."

     Third Quarter Results

     Third quarter 2007 operational net income, which is income prior to acquired in-process research and development, intangible amortization and stock compensation expenses, declined 6% to $28.5 million, or $0.56 per diluted share, compared with operational income of $30.4 million, or $0.64 per diluted share, in the third quarter of 2006. (See "Use of Non-GAAP Financial Measures" discussion below.) The decline in operational income was primarily a result of the acquisition of LANDesk on August 31, 2006. During the third quarter of 2006, we benefited from the back-ended trend of LANDesk revenue during a typical quarter. As a result, we recorded 54% of LANDesk revenues at 94% gross profit while recording only 26% of their quarterly operating expenses during the third quarter of 2006.

     GAAP net income for the third quarter of 2007 was $16.1 million, or $0.32 per diluted share, compared with GAAP net income of $2.6 million, or $0.05 per diluted share, in the third quarter of 2006. Net adjustments to reconcile operational income to GAAP net income were $12.4 million in the third quarter of 2007, including $10.3 million in intangible amortization and $4.9 million in stock compensation expenses. Net adjustments to reconcile to GAAP net income were $27.8 million in the third quarter of 2006, including $18.6 million in acquired in-process research and development related to the LANDesk acquisition, $7.5 million in intangible amortization and $4.6 million in stock compensation expenses.

     Branded sales increased 27% from the third quarter of 2006 and accounted for 68% of total third quarter 2007 sales. Sales of the products acquired with LANDesk contributed to the increase in Branded product sales. OEM sales were down 5% from the third quarter of 2006 and accounted for 32% of total third quarter 2007 sales. U.S. sales increased 14% to $95.7 million and international sales rose 15% to $67.0 million compared with the third quarter of 2006.

     "LANDesk sales set a record in the third quarter primarily due to increased demand for their LDMS and security products," continued Mr. Cooper. "LANDesk subscription revenues accounted for 21% of their third quarter sales, up from 18% in the third quarter of 2006. In addition, bookings rose to $29.8 million during the quarter, compared to the third quarter of 2006."

     Operational gross profit for the third quarter of 2007 increased 18.4% to $107.3 million compared with $90.7 million in the third quarter of 2006. Operational gross margin rose to 66.0% in the third quarter of 2007 compared to 63.7% in the third quarter of 2006. The growth in gross profit and gross margin from last year was due to improved product mix, including increased sales of branded, software and digital products.

     "Our margins have improved in each of the last three quarters due to higher sales of software and digital products," stated Mr. Cooper. "We are driving our product lines to include more digital and software components to enhance our customers' control over their IT hardware and software assets. Our plans include increased integration of LANDesk's software suite of desktop and server change, configuration, security management and administrative tools with our KVM products as part of this strategy."

     Operational research and development expenses were $20.8 million ($22.8 million on a GAAP basis, which includes stock-based compensation of $1.9 million), or 12.8% of sales, compared with $14.9 million, or 10.5% of sales, in the third quarter of 2006. The majority of this increase in R&D expenses was due to the inclusion of a full quarter of LANDesk costs in the third quarter of 2007 versus only one month of similar costs in the third quarter of 2006.

     "Avocent's R&D is focused on new technologies and upgrades to existing product and software suites," continued Mr. Cooper. "We continue to expand our customer's management and control of their IT assets beyond hardware based solutions to include more software components and solutions that include virtual server management. We expect these investments will add value in terms of expanding our markets for Avocent products."

     Operational selling, general and administrative expenses increased to $48.8 million ($52.8 million on a GAAP basis, which includes stock-based compensation of $4.0 million), or 30.0% of sales, compared with $35.0 million, or 24.6% of sales, in the third quarter of 2006. SG&A expenses increased in the third quarter primarily due to higher selling and marketing expenses related to the LANDesk acquisition completed late in the third quarter of 2006.

     "We continue to make progress in reducing our costs as a percentage of sales," continued Mr. Cooper. "This was the third consecutive quarterly decline in R&D and SG&A expenses as a percentage of sales. It was also our third consecutive quarterly improvement in operating margin. We believe our operational costs will continue to benefit from the synergies of the acquisitions made over the past few years."

     Operational operating income, excluding stock-based compensation and intangible asset amortization, was $37.7 million in the third quarter of 2007 compared with $39.5 million in the third quarter of 2006. The 2006 results included approximately $1.3 million in Cyclades integration costs.

     Avocent's cash flow from operations reached $41 million for the third quarter of 2007. Cash flow benefited from improved earnings and balance sheet management, including programs for inventory and accounts receivable. Avocent paid down $20 million in debt during the quarter. At the end of the third quarter, Avocent's cash, cash equivalents and investments totaled approximately $121 million. Avocent repurchased 300,000 shares during the third quarter of 2007 at a total cost of approximately $8.5 million.

     Weighted average shares outstanding increased 8.4% over the prior year to
51.1 million in the third quarter of 2007.

     Third Quarter Division Results

     Revenues from the Management Systems Division advanced to $126.3 million in the third quarter of 2007 from $124.2 million in the third quarter of 2006, while operating income from this division increased to $42.3 million in the third quarter of 2007 from $40.4 million in the third quarter of 2006.

     Revenues from LANDesk totaled $28.6 million in the third quarter of 2007 and contributed $885,000 in operating profit for the quarter. This compares to revenues of $13.5 million and a contribution of $5.9 million in operating profit for the third quarter of 2006. Profits were positively affected by the timing of the acquisition of LANDesk on August 31, 2006, as mentioned earlier in this release.

     Revenues from Avocent's emerging businesses grew to $6.7 million in the third quarter of 2007 compared with $3.7 million in the third quarter of 2006, while operating losses from these divisions decreased to $1.6 million in the third quarter of 2007 from $3.8 million in the third quarter of 2006.

     Use of Non-GAAP Financial Measures

     To supplement Avocent's consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including net sales, gross profit, operating expenses, and the resulting operating income, income before taxes operational net income, and operational earnings per share, all of which primarily exclude the effects of amortization and depreciation related to purchase accounting adjustments, stock-based compensation and acquired in-process research and development expenses. Specifically, we used the following non-GAAP measures:

     -- The non-GAAP net sales operational measure consists of net sales increased by the pro-forma amortization of deferred revenue of LANDesk at the date of acquisition which was reduced to estimated fair value pursuant to purchase accounting under GAAP.

     -- The non-GAAP gross profit operational measure consists of the non-GAAP net sales operational measure described above, less cost of sales excluding the impact of stock-based compensation and amortization related to purchase accounting adjustments as they relate to cost of sales.

     -- The non-GAAP operating expense operational measure consists of GAAP operating expenses, excluding the impact of stock-based compensation and amortization and depreciation related to purchase accounting adjustments as they relate to the particular operating expense.

     -- The non-GAAP operating income operational measure consists of GAAP operating income adjusted for the non-GAAP operational measures described above.

     -- The non-GAAP net income operational measure consists of GAAP net income, adjusted by the non-GAAP operational measures described above and the tax effects of these non-GAAP operational measures, less the removal of a $6.5 million income tax benefit related to previously expensed in-process research and development costs that are now deductible for tax purposes.

     -- The non-GAAP earnings per share operational measure is calculated by dividing the non-GAAP net income operational measure described above by GAAP weighted average basic and diluted shares outstanding.

     We believe that excluding depreciation and amortization associated with purchase accounting adjustments as well as the tax impact of certain purchase accounting elections for prior acquisitions provides supplemental information and an alternative presentation useful to investors' understanding Avocent's core operating results and trends between periods. Not only are these depreciation and amortization and tax impact adjustments based on amounts assigned in purchase accounting that may have little bearing on present or future replacement costs, but they also are based on management's estimates of remaining useful lives.

     Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors' understanding of our core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

     We also believe that, in excluding stock-based compensation expense and depreciation and amortization associated with purchase accounting adjustments (together with the related tax effects), our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

     Avocent believes that the presentation of non-GAAP operational measures of net sales, gross profit, operating income, operational net income, and operational earnings per share provide important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by Avocent's senior management as they evaluate both the performance of the consolidated financial results as well as those of individual business segments. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period and the expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Avocent believes that the presentation of each of these operational measures provides important supplemental information regarding financial and business trends relating to the our financial condition and results of operations. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance, compare us to other companies, and evaluate our ongoing financial operations.

     We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted net sales, gross profit, operating income, operational net income, and operational earnings per share are significant measures used by management for:

     -- Reporting our financial results and forecasts to our board of directors;

     --   Evaluating the operating performance of our company;

     -- Managing and comparing performance internally across our businesses and externally against our peers; and

     --   Establishing internal operating targets.

     These non-GAAP operational measures, including net sales, gross profit, operating income, operational net income, and operational earnings per share are used by Avocent as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of Avocent's results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:

     -- The non-GAAP net sales operational measure is a measure which we have defined for internal and investor purposes. A further limitation associated with this measure is that it includes certain revenues and the related impact on non-GAAP gross profit, operating income, income before taxes, net income, and earnings per share operational measures that impact our GAAP based measures.

     -- The non-GAAP gross profit, operating income, net income, and earnings per share operational measures are limited in that they do not include the impact of stock-based compensation expense or specific costs and benefits associated with certain purchase accounting adjustments.

     We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with reconciliations from GAAP to the non-GAAP measures in the financial tables of our earnings press release for the relevant periods.

     Conference Call and Additional Information

     Avocent will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held October 18, 2007. The live broadcast will be available on-line at www.avocent.com as well as http://ir.avocent.com/ beginning at 10:00 a.m. Central time. The on-line replay will follow immediately and continue for 30 days. Avocent has also furnished additional commentary on the third quarter results and expectations for the remainder of 2007 simultaneously with this release on a Form 8-K filed with the SEC and on its website.

     About Avocent Corporation

     Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

     Forward-Looking Statements

     This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding deferred revenue attributable to LANDesk subscription and maintenance revenue, the inclusion of digital and software components in our products lines to enhance customer control of software and hardware assets, the integration of LANDesk's software suite of desktop and server change, configuration, security management, and administrative tools with our KVM products, our expansion beyond hardware based solutions to software components and solutions for virtual server management and the value this will add in expanding the markets for our products, and the benefit from the synergies of the acquisitions we have made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                      For the Three Months      For the Nine Months
                               Ended                    Ended
                     September    September   September    September
                       28, 2007    29, 2006     28, 2007    29, 2006
                     ----------- ------------ ----------- ------------

Net sales            $  162,072    $  141,814   $445,448      $354,331
Cost of sales (1)(2)     58,482        52,823    165,761       137,973
                     ----------- ------------ ----------- ------------
   Gross profit         103,590        88,991    279,687       216,358

Research and
 development
 expenses (1)            22,751        16,004     64,821        43,535
Acquired in-process
 research and
 development expense          -        18,600          -        20,700
Selling, general and
 administrative
 expenses (1)            52,820        38,314    153,922        94,414
Cyclades integration
 expenses                     -         1,304          -         3,573
Amortization of
 intangible assets        7,581         6,589     24,124        13,841
                     ----------- ------------ ----------- ------------
   Operating income      20,438         8,180     36,820        40,295

Other income
 (expense), net            (572)          272     (3,593)        5,067
                     ----------- ------------ ----------- ------------
Income before income
 taxes                   19,866         8,452     33,227        45,362

Provision (benefit)
 for income taxes         3,749         5,902      1,364        16,297
                     ----------- ------------ ----------- ------------
Net income           $   16,117    $    2,550   $ 31,863      $ 29,065
                     =========== ============ =========== ============

Earnings per share:
   Basic             $     0.32    $     0.06   $   0.63      $   0.61
   Diluted           $     0.32    $     0.05   $   0.62      $   0.60

Weighted average
 shares and common
 equivalents
 outstanding:
   Basic                 50,310        46,289     50,506        47,770
   Diluted               51,149        47,164     51,399        48,575

(1) Includes stock-based compensation related to expensing of stock options, restricted stock units, and performance shares. Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.



    Stock-based Compensation Recorded During the Following Periods

                      For the Three Months      For the Nine Months
                               Ended                    Ended
                     September    September   September    September
                       28, 2007    29, 2006     28, 2007    29, 2006
                     ----------- ------------ ----------- ------------

Cost of sales        $      373    $      289   $    853      $    502
Research and
 development
 expenses                 1,916         1,109      4,422         2,172
Selling, general and
 administrative
 expenses                 4,021         3,197      9,799         5,484
                     ----------- ------------ ----------- ------------
   Total stock-based
    compensation     $    6,310    $    4,595   $ 15,074      $  8,158

(2) Cost of sales includes amortization of certain intangibles recorded as the result of acquisitions. Please reference the reconciliation of GAAP to non-GAAP operational measures for each period included elsewhere in this release.




----------------------------------------------------------------------

                  Non-GAAP Operational Measures (3)

                      For the Three Months      For the Nine Months
                               Ended                    Ended
                     September    September   September    September
                       28, 2007    29, 2006     28, 2007    29, 2006
                     ----------- ------------ ----------- ------------

Operational net
 sales               $  162,670    $  142,294   $447,322      $354,811
Operational gross
 profit              $  107,329    $   90,654   $290,631      $218,235
Operational
 operating income    $   37,696    $   39,489   $ 86,134      $ 84,820
Operational net
 income              $   28,519    $   30,370   $ 62,364      $ 66,493
Operational diluted
 earnings per share  $     0.56    $     0.64   $   1.21      $   1.37

(3) See reconciliation of GAAP to Non-GAAP operational measures included elsewhere in this release.



                         AVOCENT CORPORATION
       Reconciliation of GAAP to Non-GAAP Operational Measures
           (Unaudited, in thousands, except per share data)

                                               Purchase
For the Three Months    GAAP     Stock-based   Accounting  Non-GAAP
 Ended September 28, Financial   Compensation Adjustments  Operational
        2007           Measures       (1)         (2)       Measures
-------------------- ----------- ------------ ----------- ------------

Operational net
 sales               $  162,072             -        598      $162,670
Operational gross
 profit              $  103,590           373      3,366      $107,329
Operational
 operating income    $   20,438         6,310     10,948      $ 37,696
Operational net
 income              $   16,117         4,859      7,543      $ 28,519
Operational diluted
 earnings per share  $     0.32          0.09       0.15      $   0.56


For the Three Months
 Ended September 29,
        2006
--------------------

Operational net
 sales               $  141,814             -        480      $142,294
Operational gross
 profit              $   88,991           289      1,374      $ 90,654
Operational
 operating income    $    8,180         4,595     26,714      $ 39,489
Operational net
 income              $    2,550         3,510     24,310      $ 30,370
Operational diluted
 earnings per share  $     0.05          0.07       0.52      $   0.64


For the Nine Months
 Ended September 28,
        2007
--------------------

Operational net
 sales               $  445,448             -      1,874      $447,322
Operational gross
 profit              $  279,687           853     10,091      $290,631
Operational
 operating income    $   36,820        15,074     34,240      $ 86,134
Operational net
 income              $   31,863        11,390     19,111      $ 62,364
Operational diluted
 earnings per share  $     0.62          0.22       0.37      $   1.21


For the Nine Months
 Ended September 29,
        2006
--------------------

Operational net
 sales               $  354,331             -        480      $354,811
Operational gross
 profit              $  216,358           502      1,375      $218,235
Operational
 operating income    $   40,295         8,158     36,367      $ 84,820
Operational net
 income              $   29,065         5,842     31,586      $ 66,493
Operational diluted
 earnings per share  $     0.60          0.12       0.65      $   1.37

(1) Includes stock-based compensation related to expensing of stock options, restricted stock units, and performance shares. Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants. See amounts for each period included elsewhere in this release.

(2) Includes purchase accounting adjustments related to amortization of intangibles, depreciation of the step-up in bases of fixed assets, amortization of the fair-value adjustments to deferred compensation and the tax affects of these adjustments.



                         AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                     September   December 31,
                       28, 2007      2006
                     ----------- ------------

Cash, cash
 equivalents and
 short-term
 investments         $  121,294    $  107,165
Accounts receivable,
 net                    115,622       126,471
Inventories, net         30,961        41,765
Other current assets     18,797        17,269
Deferred income tax      11,291         7,355
                     ----------- ------------
   Total current
    assets              297,965       300,025

Investments                   -           987
Property and
 equipment, net          37,745        38,004
Goodwill                595,538       607,488
Intangible assets,
 net                    178,818       209,674
Other assets              2,777         2,676
                     ----------- ------------
Total assets         $1,112,843    $1,158,854
                     =========== ============


Accounts payable and
 other accrued
 expenses            $   42,751    $   41,771
Income tax payable       20,039        17,364
Deferred revenue         48,810        44,453
Other current
 liabilities             33,087        29,754
                     ----------- ------------
   Total current
    liabilities         144,687       133,342

Line of credit
 obligation              95,000       150,000
Deferred income
 taxes                    6,674        30,377
Deferred revenue,
 net of current
 portion                  9,797        10,070
Other non-current
 liabilities                875         1,222
                     ----------- ------------
Total liabilities       257,033       325,011

Total stockholders'
 equity                 855,810       833,843

                     ----------- ------------
Total liabilities
 and stockholders'
 equity              $1,112,843    $1,158,854
                     =========== ============


                         AVOCENT CORPORATION
             Additional Operational Financial Information
                      (Unaudited, in thousands)


                                        Quarter Ended
                         --------------------------------------------
                         Sept. 28, 2007 Sept. 29, 2006 Sept. 29, 2006
                                            Actual     As if Combined
                         -------------- -------------- --------------
Revenue by Distribution
 Channel
------------------------
Branded                  $     110,254  $      86,919  $       98,035
OEM                             52,416         55,375          55,525
                         -------------- -------------- --------------
Total                    $     162,670  $     142,294  $      153,560
                         ============== ============== ==============


Revenue by Division
------------------------
Management Systems       $     126,343  $     124,209  $      124,209
LANDesk                         28,648         13,522          24,788
Other business units             6,698          3,690           3,690
Corporate and
 unallocated                       981            873             873
                         -------------- -------------- --------------
Total                    $     162,670  $     142,294  $      153,560
                         ============== ============== ==============


Management Systems
 Division Revenue by
 Product Line
------------------------
KVM                      $      98,456  $      91,946  $       91,946
Serial Management               13,387         15,879          15,879
Embedded Software and
 Solutions                       8,662          9,368           9,368
Other                            5,838          7,016           7,016
                         -------------- -------------- --------------
Total                    $     126,343  $     124,209  $      124,209
                         ============== ============== ==============


LANDesk Division
 Revenues by Type
------------------------
Licenses and royalties   $      16,741  $      10,257  $       15,284
Maintenance and services        11,907          3,265           9,504
                         -------------- -------------- --------------
   Total                 $      28,648  $      13,522  $       24,788
                         ============== ============== ==============


Operating Profit by
 Division
------------------------
Management Systems       $      42,295  $      40,360
LANDesk                            885          5,905
Other business units            (1,628)        (3,829)
Corporate and
 unallocated                    (3,856)        (2,947)
                         -------------- --------------
Total                    $      37,696  $      39,489
                         ============== ==============


Cash Flow Highlights
------------------------
   Cash provided by
    operations           $      41,425  $      22,921
   Depreciation expense          2,502          1,839
   Capital expenditures          2,159            693
   Purchase of treasury
    shares                       8,538         38,431

                                      Nine Months Ended
                         --------------------------------------------
                         Sept. 28, 2007 Sept. 29, 2006 Sept. 29, 2006
                                            Actual     As if Combined
                         -------------- -------------- --------------
Revenue by Distribution
 Channel
------------------------
Branded                  $     295,389  $     205,516  $      271,629
OEM                            151,933        149,295         154,694
                         -------------- -------------- --------------
Total                    $     447,322  $     354,811  $      426,323
                         ============== ============== ==============


Revenue by Division
------------------------
Management Systems       $     346,411  $     326,530  $      340,485
LANDesk                         80,065         13,522          71,079
Other business units            16,957         11,962          11,962
Corporate and
 unallocated                     3,889          2,797           2,797
                         -------------- -------------- --------------
Total                    $     447,322  $     354,811  $      426,323
                         ============== ============== ==============


Management Systems
 Division Revenue by
 Product Line
------------------------
KVM                      $     266,603  $     253,417  $      254,122
Serial Management               37,425         30,689          41,617
Embedded Software and
 Solutions                      24,136         24,329          24,329
Other                           18,247         18,095          20,417
                         -------------- -------------- --------------
Total                    $     346,411  $     326,530  $      340,485
                         ============== ============== ==============


LANDesk Division
 Revenues by Type
------------------------
Licenses and royalties   $      46,912  $      10,257  $       43,133
Maintenance and services        33,153          3,265          27,946
                         -------------- -------------- --------------
   Total                 $      80,065  $      13,522  $       71,079
                         ============== ============== ==============


Operating Profit by
 Division
------------------------
Management Systems       $     102,794  $      96,152
LANDesk                            969          5,905
Other business units            (6,850)        (8,981)
Corporate and
 unallocated                   (10,779)        (8,256)
                         -------------- --------------
Total                    $      86,134  $      84,820
                         ============== ==============


Cash Flow Highlights
------------------------
   Cash provided by
    operations           $      98,884  $      52,731
   Depreciation expense          7,232          5,813
   Capital expenditures          7,027          2,079
   Purchase of treasury
    shares                      26,469        157,617


     CONTACT: Avocent Corporation
              Everett Brooks, 256-217-1104
              Vice President of Investor Relations